Exhibit 10.2

Execution Version

AMENDMENT NO. 1
TO
STOCKHOLDER AGREEMENT

AMENDMENT NO. 1, dated as of August 1, 2018 (this “Amendment”), to the STOCKHOLDER AGREEMENT, dated as of August 9, 2016 (the “Original Agreement”), by and between BNP Paribas, a corporation organized and domiciled in the French Republic (“BNPP”), and First Hawaiian, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Original Agreement.

WITNESSETH:

WHEREAS, the parties hereto have entered into the Original Agreement; and

WHEREAS, pursuant to and in accordance with Section 9.5 of the Original Agreement, the parties wish to amend the Original Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Original Agreement and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties to this Amendment hereby agree as follows:

ARTICLE I
AMENDMENTS

1.                                      Agreement.  Whenever used in the Original Agreement or this Amendment, the term “Agreement” shall hereinafter refer to the Original Agreement, as amended by this Amendment.

2.                                      Effectiveness.  This Amendment shall be effective upon the completion, on the date hereof, of the sale by BancWest Corporation of shares of the Common Stock Beneficially Owned by BNPP in an underwritten public offering pursuant to the registration statement on Form S-3 filed by the Company with the SEC on May 8, 2018.

3.                                      Composition of the Board.  Section 2.1 is amended and restated in its entirety to read as follows:

“Section 2.1                                                                              Board of Directors.

(a)                                 As of the date of this Agreement, the Board of Directors shall consist of nine (9) members.  No later than the one-year anniversary of the 50% Date, the Board of Directors shall transition to full compliance with Section 5605(b) of the Nasdaq Listing Rules to the extent the composition of the Board of Directors is not already in full compliance, such that the Board of Directors shall, by such date, consist of a majority of Independent Directors.

(b)                                 At all times, the Board of Directors shall include at least three (3) Independent Directors.

(c)                                  The CEO shall serve on the Board of Directors and shall be the Chairperson of the Board of Directors.  The CEO shall not be deemed a BNPP Director.

(d)                                 BNPP shall have the right to nominate for inclusion on the Company Slate such number of Directors, each of whom shall be a BNPP Director, such that the aggregate number of Directors nominated by BNPP on the Company Slate is equal to the following (or such lower number as BNPP shall determine):

(i)                                     until the 25% Date, three (3) Directors;

(ii)                                  from and after the 25% Date until five (5) days after the Non-Control Date, two (2) Directors;

(iii)                               to the extent that the 5% Date occurs subsequent to the Non-Control Date, from and after the Non-Control Date, one (1) Director; and

(iv)                              after the later to occur of the Non-Control Date and the 5% Date, none.

(e)                                  Until the later to occur of the Non-Control Date and the 5% Date, the Company shall use its best efforts:

(i)                                     to cause there to be on the Board of Directors at all times that number of BNPP Directors for which BNPP maintains nomination rights pursuant to Section 2.1(d);

(ii)                                  to fill any vacancy on the Board of Directors created by the resignation, removal or incapacity of any BNPP Director with an individual designated by BNPP, to the extent BNPP would then have the right to nominate such individual consistent with the aggregate number of BNPP Directors BNPP shall then be entitled to nominate pursuant to Section 2.1(d); and

(iii)                               to prevent the removal of any BNPP Director without BNPP’s consent, to the extent BNPP would then have the right to nominate such individual consistent with the aggregate number of BNPP Directors BNPP shall then be entitled to nominate pursuant to Section 2.1(d).

(f)                                   Unless otherwise consented to by the Company, BNPP shall cause:  (i) promptly following the date of this Agreement, the number of BNPP Directors (such

BNPP Directors to be designated by BNPP) to resign from the Board of Directors such that, after taking into account such resignations, there are three BNPP Directors on the Board of Directors, (ii) promptly following the 25% Date, the number of BNPP Directors (such BNPP Director to be designated by BNPP) to resign from the Board of Directors such that, after taking into account such resignation or resignations, as applicable, there are two BNPP Directors on the Board of Directors, (iii) to the extent that the 5% Date occurs subsequent to the Non-Control Date, promptly following the Non-Control Date, the number of BNPP Directors (such BNPP Director to be designated by BNPP) to resign from the Board of Directors such that, after taking into account such resignation or resignations, as applicable, there is one (1) BNPP Director on the Board of Directors, and (iv) promptly following the later to occur of the Non-Control Date and the 5% Date, any remaining BNPP Directors to resign from the Board of Directors.

(g)                                  The Board of Directors may, in its sole discretion, designate one of the Independent Directors who is not a BNPP Director as its “Lead Director” to preside over meetings of the Board of Directors held in the absence of any Director who is also an Executive Officer and to have such additional responsibilities and authority as the Board of Directors may direct from time to time.”

4.                                      Compensation Committee of the Board.  Section 2.3(a) is amended and restated in its entirety to read as follows:

“(a)                           The Board of Directors shall have established a compensation committee that, at all times from the date of this Agreement prior to the one-year anniversary of the 50% Date, shall consist of five (5) or more Directors (with the size of the compensation committee established by the Board of Directors) with at least two (2) such Directors being BNPP Directors; provided that any action by the Board of Directors to increase the number of Directors on the compensation committee at any time prior to the one-year anniversary of the 50% Date shall, so long as a BNPP Director remains on the Board of Directors at such time, require the approval of a majority of the BNPP Directors on the Board of Directors at the time of such action.  BNPP shall designate the BNPP Directors to fill the positions reserved for BNPP Directors on the compensation committee pursuant to this Section 2.3(a).”

5.                                      Corporate Governance and Nominating Committee of the Board.  Section 2.4(a) is amended and restated in its entirety to read as follows:

“(a)                           The Board of Directors shall have established a corporate governance and nominating committee that, at all times from the date of this Agreement prior to the one-year anniversary of the 50% Date, shall consist of five (5) or more Directors (with the size of the corporate governance and nominating committee established by the Board of Directors) with at least two (2) such Directors being BNPP Directors; provided that any action by the Board of Directors to increase the number of Directors on the corporate governance and nominating committee at any time prior to the one-year anniversary of the 50% Date shall, so long as a BNPP Director remains on the Board of Directors at such time, require the approval of a majority of the BNPP Directors on the Board of Directors at the time of such action. BNPP shall designate the BNPP Directors to fill the positions reserved for BNPP Directors on the corporate governance and nominating committee pursuant to this Section 2.4(a).”

6.                                      Approval and Consent Rights.  Section 3.1(a)(viii) is amended and restated in its entirety to read as follows:

“(viii)                  entry into, or termination of, any material contract, or any material amendment to any material contract, other than, in each case, (i) any employment agreement, (ii) any contract involving either aggregate cumulative payments of $15 million or less or aggregate annual payments of $7 million or less or (iii) any contract where entry into, termination or material amendment of is otherwise expressly permitted by this Agreement or by the Transitional Services Agreement;”

ARTICLE II
MISCELLANEOUS

1.                                      Full Force and Effect.  Except as expressly amended by this Amendment, the Original Agreement remains unchanged, and the Original Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects as the agreement between BNPP and the Company and shall remain in full force and effect.

2.                                      Headings.  The section headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

3.                                      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York and without regard to its choice of law principles. Any action or proceeding arising out of or relating to this Amendment shall be brought in the courts of the State of New York located in the County of New York or in the United States District Court for the Southern District of New York (if any Party to such action or proceeding has or can acquire jurisdiction), and each of the Parties hereto or thereto irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Amendment in any other court. The Parties to this Amendment agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties hereto and thereto irrevocably to waive any objections to venue or to convenience of forum. Process in any action or proceeding referred to in the second sentence of this paragraph may be served on any Party to this Amendment anywhere in the world.

4.                                      Counterparts.  This Amendment may be executed in one or more counterparts, including by facsimile or by e-mail delivery of a “.pdf” format data file, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

BNP PARIBAS

By
Name:
Title:

By
Name:
Title:

[Signature Page to Amendment No. 1 to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

FIRST HAWAIIAN, INC.

By
Name:
Title:

[Signature Page to Amendment No. 1 to Stockholder Agreement]